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                              INDUSTRIAL BUILDING LEASE


LANDLORD           AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                   CHICAGO, not personally but as Trustee under Trust Agreement dated December 30, 1985 and known as Trust No. 66360


TENANT:            VYSIS, INC., an Illinois corporation


LEASED PREMISES:   3101 WOODCREEK DR.
                   DOWNERS GROVE, IL


LEASE PREPARED BY: MICHAEL I. FREEMAN, P.C.
                   2 North LaSalle Street - Suite 1400
                   Chicago, IL 60602

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                              INDUSTRIAL BUILDING LEASE

    THIS LEASE is made this 29th day of November, 1994, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but as Trustee under Trust Agreement dated December 30, 1985 and known as Trust No. 66360 (hereinafter sometimes referred to as "Landlord") and VYSIS, INC., an Illinois corporation (hereinafter sometimes referred to as "Tenant"), who hereby mutually covenant and agree as follows:

    I.   GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS

    1.0 GRANT. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate legally described on an exhibit which is attached hereto, identified as EXHIBIT A (hereinafter sometimes referred to as the "Real Estate"), together with all improvements now located or to be located on said premises during the Term of this Lease, together with all appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as "Leased Premises").

    1.1  TERM.     The term ("Term") of this Lease shall commence on December
1, 1994, (hereinafter sometimes referred to as "Commencement Date"), and shall end on November 30, 2004, unless sooner terminated as herein set forth.

    1.2 AGENT. As used in this Lease, the term "Agent" shall mean the agent of Landlord (but if Landlord is an Illinois land trust, the term "Agent" shall mean the agent of the beneficiary or beneficiaries of Landlord). Until otherwise designated by notice in writing from Landlord, Agent shall be: COHEN REALTY SERVICES LIMITED PARTNERSHIP.

         Tenant may rely upon consent or approval given in writing by Agent or upon notice from Agent or from the attorneys for Agent or Landlord.

    1.3  BASIC LEASE PROVISIONS.

         (a) Purpose (See Section 3.0): The Leased Premises may be used for any lawful purpose.

         (b) Annual rent (see Section 4.0)

              Period                   Annual Rent         Monthly Installments
               ------                   -----------         --------------------
              12/01/94 - 10/31/96      $-0-                $-0-
              11/01/96 - 11/30/97      $452,408.04         $37,700.67
              12/01/97 - 11/30/01      $508,959.00         $42,413.25
              12/01/01 - 11/30/04      $678,612.00         $56,551.00

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         (c)  Payee (See Section 4.0)

         (d)  Payee's Address (See Sections 4.0 and 4.1):

         (e)  Security Deposit (See Section 20.0): None

         (f)  Tenant's Address (for notices) (see Section 21.4):

                   Amoco Corporation, Real Estate Manager
                   200 East Randolph, Mail Code 3504
                   Chicago, IL 60601

         (g)  Landlord's Address (for notices) (See Section 21.4):

              COHEN REALTY SERVICES LIMITED PARTNERSHIP
              2 North LaSalle Street
              Chicago, IL 60602

         (h)  Landlord's Broker(s) (See Section 21.12):

              BAIRD & WARNER CORPORATE SERVICES, INC.

                               - AND -

              CB COMMERCIAL REAL ESTATE GROUP, INC.

         (i)  Guarantor's Name and Address (See Separate Guaranty):

              None.

         (j)  Form of Insurance (See Article VI):  The insurance specified in
              Section 6.0 shall comply with the provisions of Section 6.1.

                                   II.  POSSESSION

    2.0 POSSESSION. Except as otherwise expressly provided herein (or by written instrument signed by Landlord or Agent), Landlord shall deliver possession of the Leased Premises to Tenant on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted. If Landlord gives possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease (except that Tenant shall not be required to pay annual rent under Section 4.0 hereof during such occupancy).

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                                    III.  PURPOSE

    3.0 PURPOSE. The Leased Premises shall be used and occupied only for the Purpose set forth in Section 1.3(a) hereof, except that no such use shall (a) violate any certificate of occupancy, or law, ordinance or other governmental regulation in effect from time to time affecting the Leased Premises or the use thereof, (b) cause injury to the improvements, (c) cause the value or usefulness of the Leased Premises or any part thereof to diminish, (d) constitute a public or private nuisance or waste, (e) authorize Tenant to use, treat, store or dispose of hazardous or toxic materials on the real estate except in accordance with law or (f) render the insurance on the Leased Premises void or the insurance risk more hazardous.

                                      IV.  RENT

    4.0 ANNUAL RENT. Beginning with the Commencement Date, Tenant shall pay annual rent as set forth in Section 1.3(b) hereof payable monthly in advance in installments as set forth in said Section. Rent shall be paid to or upon the order of Payee at the Payee's Address. Except as otherwise provided herein, Landlord shall have the right to change the Payee or the Payee's Address by giving written notice thereof to Tenant. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States.

    4.1  INTENTIONALLY OMITTED.

    4.2 INTEREST ON LATE PAYMENTS. Each and every installment of rent and each and every payment of other charges hereunder which shall not be paid when due shall bear interest at a rate per annum equal to two percent (2%) in excess of a base or prime rate of interest of American National Bank and Trust Company of Chicago in effect on the due date of such payment, from the date when the same is payable under the Terms of this Lease until the same shall be paid. Anything contained in the preceding sentence to the contrary notwithstanding, the interest rate referred to in the preceding sentence shall not be assessed on any such delinquent payment referred to in the preceding sentence until five (5) days after Landlord shall have given written notice thereof to Tenant except to the extent that any such delinquency shall occur more often than one time during any twelve month period.

                                   V.  IMPOSITIONS

    5.0 PAYMENT BY TENANT. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term of the Lease upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, including without limitation, any assessment by any association of owners of property in the complex of which the Leased Premises are a part

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("Impositions"), provided, however, that Impositions levied against the Leased
Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease Term and as of the expiration date of the Lease Term for the last year of the Lease Term. The basis of the proration between Landlord and Tenant as of the Expiration Date of the Lease Term for the last year of the Lease Term shall be based upon one hundred ten percent (110%) of the Impositions levied, assessed, charged or imposed against the Leased Premises for the year which precedes the last year of the Lease Term and Landlord and Tenant agree to reprorate the Impositions for the last year of the Lease Term when the amount of such Impositions shall become ascertainable. Impositions shall also include fees and costs incurred by Landlord during or prior to the Lease Term for the purpose of contesting or protesting tax assessments or rates, to the extent such fees and costs relate to savings applicable during the Term of the Lease and any extension thereof. Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the Term of this Lease. For the purpose of this Article V and for no other purpose whatsoever, the Term of this Lease shall have deemed to have commenced on February 1, 1995.

    5.1 ALTERNATIVE TAXES. If at any time during the Term of this Lease the method of taxation prevailing at the commencement of the Term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions, or charges, or the part thereof, to the extent that they are so measured or based, shall, subject to the last sentence of this section, be deemed to be included within the Term Impositions for the purposes hereof to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal income taxes, state and local net income tax, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

    5.2  INTENTIONALLY OMITTED.

    5.3 RIGHT TO CONTEST. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that pending any such legal proceedings Tenant shall give Landlord such reasonable security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or

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any part thereof is, in the reasonable judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

                                    VI.  INSURANCE

    6.0 KINDS AND AMOUNTS. Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

         (a) Landlord, Agent, Landlord's Mortgagee, if any, of which tenant is given written notice, and Tenant from all claims, demands or actions made by, or on behalf of, any person or persons, firm or corporation and arising from, related to or connected with the Leased Premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an aggregate amount of not less than a packaged maximum of $2,000,000.00 per location and an occurrence limit of not less than $1,000,000.00 combined single limit and fire legal liability insurance in an amount not less than $100,000.00. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect Landlord, Agent and Tenant from judgments which might result from such claims, demands or actions. Said insurance shall also fully cover the indemnity set forth in Section 13.0(a) hereof and, to the extent such insurance is available, the indemnity set forth in Section 18.2 hereof;

         (b)  Tenant from all worker's compensation claims; and

         (c) All of Tenant's equipment, trade fixtures, appliances, furniture, furnishing and personal property, from time to time, in, on or upon the Leased Premises in an amount not less than the full replacement cost without deduction for depreciation from time to time during the Term providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended apparel ("All Risk Coverage Insurance"), boiler, flood, glass breakage and sprinkler leakage.

    6.1 FORM OF INSURANCE. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory from time to time to Landlord and any mortgagee of Landlord. The aforesaid insurance shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord, for the purpose of assuring such notice as to liability insurance, Landlord shall be designated therein as the "First Named Insured" or the "Additional Named Insured", as the case may be. The original insurance policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereon,

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shall be deposited with Landlord at the Commencement Date, and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage. If Landlord is an Illinois land trust the insurance referred to in subsection 6.0(a) hereof shall also insure the beneficiary or beneficiaries thereof, and their agents. As long as VYSIS, INC. is the Tenant in possession of the Leased Premises and provided that Amoco Corporation shall have a plan of self-insurance to cover the losses of the types as to which insurance is required under Section 6.0 Amoco Corporation may protect against such risks by such plan of self-insurance and said plan of self-insurance shall not be deemed to alter the provisions set forth in Sections 6.4, 13.0 and 13.1 hereof.

    6.2 FIRE PROTECTION. Tenant shall conform with all applicable fire codes of any governmental authority, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, including, without limitation, the installation of adequate fire extinguishers. In the event that the Leased Premises are served by a sprinkler system, but are not served by a sprinkler monitoring system with direct connection to the local fire department or a monitoring service, then Tenant shall, at its sole cost and expense, install such a monitoring system, cause it to be connected to the local fire department or to a qualified monitoring service approved by Landlord and maintain the same in effect at all times during the entire Lease term.

    6.3  KINDS AND AMOUNTS.

         (a) Landlord shall procure and maintain policies of insurance, at its own cost and expense, but subject to reimbursement by Tenant as hereinafter set forth, insuring the building at any time situated upon the Leased Premises under "All Risk Coverage Insurance" for an amount equal to not less than ninety percent (90%) of the fair replacement cost of said building, written on a replacement basis and with a replacement cost endorsement (without depreciation)( and an agreed amount endorsement pertaining to the co-insurance clause. Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. The insurance to be provided by Landlord as set forth in this Section 6.3 shall contain standard mortgage clauses satisfactory to Landlord's mortgagee.

         (b) Landlord shall procure and maintain policies of insurance, at its own cost and expense, but subject to reimbursement by Tenant as hereinafter set forth, insuring Landlord from loss of Annual Rent specified in Section 1.3, impositions under Article V, the payment of insurance premiums under Section 6.3(c), the payment of the sums under Sections 9.2(b) and 9.2(d) and the payment of utilities under Article XII during the period while the Leased Premises are untenantable due to fire or other casualty, or explosion or breakdown of boilers, air-conditioning equipment and miscellaneous electrical apparatus (for the maximum period for which such insurance is available).

         (c) Landlord shall provide Tenant with a copy of the invoice for the premiums of insurance which Landlord is to procure and maintain as set forth in
Section 6.3(a) and Section

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6.3(b), and Tenant shall pay Landlord as additional rent hereunder within ten
(10) days following written notice from Landlord to Tenant, which written notice shall contain a copy of each such invoice, the amount thereof. Tenant shall be obligated to pay only a portion of such premium for the last year of the Lease Term, which portion shall be determined by multiplying the amount of such premium by a fraction, the numerator of which is the number of days for the last year of the Lease Term and the denominator of which is three hundred sixty-five
(365).

    6.4. MUTUAL WAIVER OF SUBROGATION RIGHTS. Whenever: (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and
(b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then, anything contained in this Lease to the contrary notwithstanding and without limiting any release or waiver of claims, liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, the party so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect). If the party released from liability hereunder is Landlord, the term "Landlord", for the purpose of this Section 6.3 only, shall include Agent, and if Landlord is an Illinois land trust, shall also include the Trustee, its agents, its beneficiary or beneficiaries and their agents. Landlord and Tenant agree to have all property damage insurance which may be carried by either of them endorsed with the clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured or recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party, to the extent that such clause is obtainable.

                             VII.  DAMAGE OR DESTRUCTION

    7.0 LANDLORD'S OBLIGATIONS TO REBUILD. If the Lease Premises is damaged by fire or other casualty, the Landlord, at the Landlord's expense, but only to the extent of the net amount of insurance proceeds payable to Landlord pursuant to Section 6.3 above after deducting therefrom all costs and expenses incurred in the collection thereof, shall restore the Leased Premises, excluding Tenant's property referred to in Section 6.0(c) above, to substantially the same condition as before such damage. Restoration shall be commenced by Landlord within sixty (60)

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days after such damage shall have occurred and shall be substantially completed with reasonable diligence, due allowance being made for delay in the commencement or completion or restoration occasioned by causes beyond the Landlord's control, including any inability or delay in the collection of insurance proceeds. If the Landlord does not commence such restoration within such sixty (60) day period, and proceed therewith with reasonable diligence, due allowance being made for delays occasioned as aforesaid, the Tenant may terminate this Lease as of the date of such damage (as its sole and exclusive remedy) by serving notice on the Landlord after the expiration of such period, and while the Landlord not being delayed in any aforesaid causes is not diligently proceeding with such restoration promptly, provided, however, that if the damage or destruction is material and substantial, Landlord shall have the right, subject to the consent of any first mortgagee whose consent thereto is required, to terminate this Lease, effective on the date of such damage or destruction, by giving written notice thereof to Tenant within sixty (60) days after the event causing the damage or destruction.

    7.1 RENTAL ABATEMENT. In the event all or any part of the Lease Premises are rendered untenantable because of damage by fire or other casualty, the Annual Rent payable by Tenant pursuant to Section 1.3, the payments of impositions under Article V, the payment of insurance premiums under Section 6.3(c), the payment of the sums under Sections 9.2(b) and 9.2(d) and the payment of utilities under Article XII shall abate during the period in which the Leased Premises or any portion thereof is untenantable. The payments so abated shall be computed on a per diem basis and shall be a proportionate abatement of such payments to be computed on the basis of the relationship which the gross rentable square foot area of the buildings located on the Leased Premises rendered untenantable bears to the gross rentable square footage of the buildings located on the Leased Premises. Gross rentable square foot area of the buildings is deemed to be 56,551 square feet for the purpose of this Section 7.1.

                                 VIII.  CONDEMNATION

    8.0 TAKING OF WHOLE. If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in any of such events, the Lease Term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Leased Premises and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated and any Impositions and insurance premiums prepaid by Tenant or any unpaid Impositions or other charges which accrue prior to the termination, shall be adjusted between the parties. Anything contained in this Section 8.0 to the contrary notwithstanding, Tenant shall have the right to make a separate claim against recover from the condemning authority for such

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compensations as may be separately awarded or recovered by Tenant in Tenant's own right on account of any and all damage to Tenant's business as a result of such condemnation and all losses and the expenses incurred by Tenant in relocating to other premises and removing its personal property, provided that any such claim and recovery shall not reduce the amount of the Award.

    8.1 PARTIAL TAKING. If only a part of the Leased Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 8.0 hereof, Landlord, at its sole cost and expense, but only to the extent of the net proceeds of the Award after deducting therefrom all costs and expenses incurred in the collection thereof (including costs and expenses incurred in any proceedings arising out of said condemnation or negotiations with respect to any conveyance in lieu thereof), shall repair and restore the Leased Premises and all improvements thereon to as reasonably near as possible the condition of the Leased Premises and such improvements that existed prior to said condemnation. There shall be an equitable reduction in any rental because of such taking or condemnation.

    IX.  MAINTENANCE, ALTERATIONS AND COMPLIANCE WITH LAW

    9.0  MAINTENANCE.

         (a) Except as set forth in Section 9.2, Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including, without limitation, the heating, ventilating and air conditioning equipment, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all replacements. The obligation of Tenant to maintain, repair and replace the Leased shall require, without limiting the generality of the foregoing, the Tenant to tuckpoint, scrape and paint all windows, repair all steps, sidewalks and driveways or when necessary, replace all interior and exterior doors and overhead doors and replace all cracked or broken windows.
The obligation of Tenant to maintain, repair and replace is intended to require the Tenant to preserve and extend the useful life and value of the Premises through on-going regular repair and maintenance of the Leased Premises. As to any repairs costing in excess of $5,000.00, and as to any replacements whatsoever, Tenant shall, in connection therewith, comply with the requirements of Section 9.1(b) hereof. Tenant shall, to the extent possible, keep the Leased Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep and maintain the Leased , including the improvements at any time situated upon the Leased Premises, and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary and, to the extent Tenant is required to so maintain hereunder shall do so, in full compliance with all laws, statutes, rules, regulations, ordinances or orders of any kind whatsoever having jurisdiction over the Leased as such laws, statutes, rules, regulations, ordinances or orders relate to the manner in which Tenant is then using the Leased Premises (including but not limited to, zoning and building laws and ordinances, environmental protection laws and regulations, the rules, regulations and orders of any governmental agency and any building or environmental permit) and any condition, easement, right-of-way, covenant or

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restriction of record.  Nothing in Section 1.3(a) shall be deemed to limit
Tenant's obligations under this Section 9.0(a).

         (b) Without limiting Tenant's obligations under Section 9.0(a) hereof, Tenant shall, at all times during the Term of this Lease, have and keep in force a maintenance contract, in form and with a contractor reasonably satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Schedule I attached hereto and made a part hereof), and providing for necessary repairs thereto. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord.

    9.1  ALTERATIONS.

         (a) Tenant shall make all additions, improvements and alterations (hereinafter "Alterations") on the Leased Premises, and on and to the improvements, parking areas, sidewalks, and equipment thereon, required pursuant to Section 9.1(c) below or which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation, claiming by, through or under Tenant. Tenant shall have the right during the Lease Term to make Alterations as may be proper and necessary for the conduct of its business and for the full beneficial use of the Leased Premises permitted herein, provided Landlord shall have first approved the Alteration if the Alteration is an Approval Alteration (as hereinafter defined) and provided further Tenant shall pay when due all costs, expenses and charges thereof, and shall fully and completely indemnify Landlord against any mechanic's lien or other liens or claims in connection with the making of any such Alterations. Approval Alterations shall constitute any Alteration that shall diminish the fair market or rental value of the Leased Premises, or any Alteration of a structural nature to the interior or exterior of the Leased Premises, or any Alterations to the main electrical, plumbing, heating, ventilating and air-conditioning systems. Tenant shall not make, nor permit to be made any Approval Alterations of the Leased Premises without first obtaining Landlord's approval thereof, which approval shall not be unreasonably withheld. Tenant shall promptly repair any damage to the Leased Premises caused by any Alterations of the Leased Premises by Tenant. Tenant shall be obligated to remove Approval Alterations which Landlord has consented to the extent that the consent of Landlord was conditioned upon the removal of such Alterations by Tenant.

         (b) As to any Alterations which Tenant is required hereunder to perform or to which Landlord consents, and as to any repairs costing in excess of $5,000.00, and as to any replacements whatsoever, or as to any work performed pursuant to Article XVIII hereof, such work shall be performed with rebuilt materials that are comparable to new materials and have been approved by Landlord or with new materials, in a good and workmanlike manner, strictly in accordance with plans and specifications therefor received by Landlord prior to the commencement of construction of the Alteration and first approved in writing by Landlord (which approval shall not be unreasonably withheld), if the Alteration is an Approval Alteration, and in

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accordance with all applicable laws and ordinances.  Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings. In the event Tenant performs any work not in compliance with the provisions of this Section 9.1(b), Tenant shall, upon written notice from Landlord, as expeditiously as possible remove such work and restore the Leased Premises to their condition immediately prior to the performance thereof.

         (c) Tenant shall make all Alterations on the Premises, and on and to the improvements, parking areas, sidewalks and equipment thereon required by any governmental authority and relating to Tenant's then actual use of the Leased Premises. Tenant shall not violate any law, ordinance or other governmental regulation in effect from time to time which relates to the manner in which the Tenant is then using the Leased Premises. Landlord has not received any written notice stating that the Leased Premises and said improvements, parking areas, sidewalks and equipment thereon are not in material compliance with all laws, ordinances or other governmental regulations.

    9.2  LANDLORD'S OBLIGATIONS REGARDING MAINTENANCE.

         (a) Landlord shall, at its sole cost and expense perform all maintenance, repair and replacements of the roof and structural members of the Leased Premises. Landlord shall make all additions, improvements and alterations on the Premises and on and to the improvements, parking areas, sidewalks and equipment thereon required by any governmental authority, except to the extent that such additions, improvements and alterations are to be made by Tenant as set forth in Section 9.1(c).

         (b) Further, Landlord shall replace, when necessary, the Parking Lot and all steps, sidewalks and driveways. Further, Landlord shall replace the heating, ventilating and air-condition equipment and major mechanical systems of the building including but not limited to electrical, plumbing, elevators and sewer lines in the Leased Premises to the extent that such replacement is necessary and after having received written notice thereof from the Tenant. Landlord's obligation to replace the parking lot, steps, sidewalks and driveways, heating, ventilating and air-conditioning equipment and said major mechanical systems are herein referred to as the "Replacement Obligations." Tenant shall pay to Landlord its share of all of the and expenses incurred by Landlord in fulfilling its Replacement Obligations. Tenant's share of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations shall be determined by multiplying the cost incurred by Landlord to replace any such item replaced by Landlord (such cost shall include the cost of any permits issued by any governmental authority having jurisdiction and the amounts paid to any architect or engineer retained in connection with the design, installation and/or construction of any such item) by a fraction, the numerator of which is the number of years including the fraction of any partial year remaining in the Term of this Lease at the time of the installation of such item (such time of installation to be certified (the

"Certification") by the contractor who installed the same or the architect or engineer who designed the same) and the denominator of which is the depreciable life of such item as determined by Landlord in accordance with generally accepted accounting principles. The produce of such calculation shall constitute Tenant's share of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations, and if the number of years including the fraction of any partial year remaining in the Term of this Lease at the time of the with respect to any such item shall be longer than the depreciable life thereof as determined by Landlord as aforesaid, then Tenant shall pay the entire amount of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations with respect thereto. Should Tenant extend the term of this Lease as set forth in Section 20.22 hereof, Landlord shall recalculate Tenant's share of the costs of said replaced items under this Section 9.2(b) by including the First Renewal Period or the Second Renewal Period, as the case may be, in the remaining Term of this Lease for the purpose of determining Tenant's share of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations.

         (c) If the necessity of any maintenance, repairs or replacements to be performed by Landlord pursuant to Section 9.2(a) or 9.2(b) results from any act or omission or negligence of Tenant, its agents, employees, contractors, customers or invitees, Tenant shall pay to Landlord all of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations, which payments shall be paid to Landlord as additional rent hereunder and shall be paid to Landlord within ten (10) days after Landlord bills Tenant therefor.

         (d)  Each amount that Tenant is to pay to Landlord as set forth in
Section 9.2(b) above is hereinafter referred to as a "Principal Sum." The amount of each Principal Sum together with interest thereon at the Repayment Rate (as hereinafter defined) shall be paid in equal monthly installments of principal and interest, each such installment to be in an amount necessary to fully amortize each Principal Sum together with interest thereon from the applicable Certification Date over the number of months remaining in the Term of this Lease commencing with the month (the "Commencement Month") that follows the month during which the construction or installation of the replacement item is substantially completed as set forth in the Certification. The Repayment Rate shall be an interest rate equal to the announced base or prime interest rate of American National Bank and Trust Company of Chicago in effect on the date of the Certification plus two per cent (2%).

              Should Tenant terminate this Lease as set forth in Section 21.21 hereof, the termination payment of Six Hundred Thousand No/100 Dollars ($600,000.00) set forth in said Section 21.21 shall be increased by the unauthorized portion of each Principal Sum.

              Should Tenant extend the Term of this Lease as set forth in
Section 21.22 hereof, the additional Principal Sum, if any, which Tenant is to pay as a result of the recalculation referred to in Section 9.2(b) shall constitute a Principal Sum, and said Principal Sum together with interest thereon at the Repayment Rate shall be repaid in equal monthly installments over the First Renewal Period or Second Renewal Period as the case may be.

              Each monthly installment which Tenant is to pay as set forth in this Section 9.2(d), whether principal or interest, shall constitute additional rent hereunder and shall be due and payment on the 1st day of each month during the Term commencing with the Commencement Month and on the 1st day of the month during the Renewal Period or Second Renewal Period, as applicable. Each monthly installment of a Principal Sum, together with accrued and unpaid interest therein shall be applied first to interest and second to principal. Landlord agrees that Landlord's records of such costs and expenses incurred by Landlord in fulfilling its Replacement Obligations and the calculations regarding the depreciable life thereof shall be made available for examination by Tenant, upon the request of Tenant.

              Following the receipt by Landlord of the Certification for each replacement item, Landlord shall furnish to Tenant written notice ("Replacement Notice") which shall contain a copy of the Certification, the amount of the costs and expenses incurred by Landlord in fulfilling its Replacement Obligations with respect to each such item replaced and the calculation of Tenant's share of the cost thereof. Unless Tenant shall make written exception (a "Replacement Notice Exception") to any Replacement Notice within thirty (30) days after the giving of the same by Landlord to Tenant, such Replacement Notice shall be considered as final and accepted by Tenant. Should Tenant give Landlord a Replacement Notice Exception within said thirty (30) day period, the payment of additional rent with respect thereto shall not be delayed or postponed (Tenant to remain obligated to pay such additional rent as the same shall become due and payable as aforesaid) but such payments of additional rent with respect to any item described in Replacement Notice Exception shall be deemed paid by Tenant with a reservation of rights in Tenant to contest, by appropriate judicial proceedings, the Replacement Notice with respect thereto. Should Tenant fail to initiate judicial proceedings with respect to any Replacement Notice with respect to which Tenant has given a Replacement Notice Exception within two hundred seventy (270) days of the giving of such Replacement Notice Exception, such Replacement Notice Exception shall be deemed withdrawn and the Replacement Notice referred to therein shall be considered as final and accepted by the Tenant.

              Anything contained herein to the contrary notwithstanding, should any Replacement Notice not be given to Tenant prior to the applicable Commencement Month, the additional rent with respect thereto that became due and payable prior to the giving of such Replacement Notice need not be paid and shall not be considered due and payable until the giving of such Replacement Notice.

                            X.  ASSIGNMENT AND SUBLETTING

    10.0  CONSENT REQUIRED.

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

         (a) Tenant shall not, without Landlord's prior written consent, (i) assign, convey or mortgage this Lease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Leased Premises or any part thereof; (iv) amend a sublease previously consented to by Landlord; or (v) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. If Tenant proposes to assign the Lease or enter into any sublease of the Leased Premises, Tenant shall deliver written notice thereof to Landlord, together with a copy of the proposed assignment or sublease agreement at least thirty (30) days prior to the effective date of the proposed assignment, or the commencement date of the Term of the proposed sublease. Any proposed assignment or sublease shall be expressly subject to all of the terms, conditions and covenants of this Lease. Any proposed assignment shall contain an express written assumption by assignee of all of Tenant's obligations under this Lease. Any proposed sublease shall
(i) provide that the sublessee shall procure and maintain a policy of insurance as required of Tenant under subsection 6.0(h) hereof; (ii) contain a provision for the benefit of Landlord, substantially in the form set forth in Section 6.3 hereof; (iii) provide for a copy to Landlord of notice of default by either party; and (iv) otherwise be reasonably acceptable in form to Landlord.

         (b) Landlord's consent to any assignment or subletting shall not unreasonably be withheld, in making its determination as to whether to consent to any proposed assignment or sublease, Landlord may consider, among other things, the credit-worthiness and business reputation of the proposed assignee and any guarantor of assignee's obligations or subtenant, the intended manner of use of the Leased Premises by the proposed assignee or subtenant, the estimated vehicular traffic on or about the Leased Premises which would be generated by the proposed assignee or subtenant or by its manner of use of the Leased Premises, and any other factors which Landlord may reasonably deem relevant. Tenant's remedy, in the event that Landlord shall unreasonably withhold its consent to any assignment or subletting, shall be limited to injunctive relief or declaratory judgment and in no event shall Landlord be liable for damages resulting therefrom. No consent by Landlord to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting or to any sub-subletting. Anything contained herein to the contrary notwithstanding, Landlord shall not be obligated to consent to any assignment, conveyance or mortgage of this Lease or any interest under it as set forth in Section 10.0(a) above, unless Amoco Corporation, if it is the then guarantor of Tenant's obligations hereunder, has consented in writing to such assignment.

         (c) In the event that Tenant proposes to assign the Lease or to enter into a sublease of all or substantially all of the Leased Premises, Landlord shall have the right, in lieu of consenting thereto, to terminate this Lease, effective as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as the case may be. Landlord may exercise said right by giving Tenant written notice thereof within twenty (20) days after receipt by Landlord of Tenant's notice, given in compliance with
Section 10.0(a) hereof, of the proposed assignment or sublease. In the event that Landlord exercises such right, Tenant shall surrender the Leased Premises on the effective date of the termination and this Lease shall thereupon terminate. Landlord may, in the event of such termination, enter into a lease with any proposed assignee or subtenant for the Leased Premises.

         (d) In the event that Tenant subleases only a portion of the Leased Premises, Tenant shall pay to Landlord monthly, as additional rent hereunder, fifty percent (50%) of the amount calculated by subtracting from the rent and other charges and consideration payable from time to time by the subtenant to Tenant for said space, the amount of rent and other charges payable by Tenant to Landlord under this Lease, allocated (based on the relative rentable square foot area of the total Leased Premises and of that portion of the Leased Premises so subleased by Tenant) to the subleased portion of the Leased Premises.

         (e) No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. Except as set forth in Section 10.1, no permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

    10.1 MERGER OR CONSOLIDATION. Tenant may, without Landlord's consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; and (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord prior to the effective date of such assignment. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

    10.2 TRANSFER TO AFFILIATE. Further, Tenant may, without Landlord's consent, assign this Lease or sublet all or any portion of the Leased Premises to Amoco Corporation or any corporation whose voting securities are owned, directly or indirectly through one or more intermediaries, by Amoco Corporation.

    10.3 OTHER TRANSFER OF LEASE. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest herein.

                             XI.  LIENS AND ENCUMBRANCES

    11.0 ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises in any way be subject to any claim by way of lien or encumbrance resulting from any act of Tenant, whether by operation of law or virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

    11.1 LIENS AND RIGHT TO CONTEST. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction of Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of nonpayment thereof; provided further, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied and thereupon Landlord shall return to Tenant any security held by Landlord to assure the payment thereof.

                                   XII.  UTILITIES

    12.0 UTILITIES. Tenant shall purchase all utility services, including but not limited to fuel, water, sewerage and electricity, from the utility or municipality providing such service, and shall pay for such services when such payments are due.

                             XIII.  INDEMNITY AND WAIVER

    13.0  INDEMNITY.

         (a) Subject to Section 6.4, Tenant will protect, indemnify and save harmless Landlord (for the purpose of this Article XIII and Section 18.2 only, the term "Landlord" shall also include Agent and, if Landlord is an Illinois land trust, shall also include the Trustee, its agents, its beneficiary or beneficiaries and their agents and, further, for the purpose of this Article XIII and Section 18.2, the term "Landlord" shall also include each mortgagee of Landlord and the agents or each such mortgagee and any purchaser of the Real Estate who acquires title from any such mortgagee or who acquires title as a result of the foreclosure of the mortgage to any such mortgagee) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of:

              (i) Personal injury, death or property damage caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees;

              (ii) Incidents occurring in or about the Leased Premises caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's Agents employees or invitees, Tenant's duty to protect, indemnify and save harmless the parties referred to above shall be in proportion to Tenant's allocable share of the joint negligence or wilful misconduct.

         (b) In case any action, suit or proceeding is brought against Landlord by reason of any occurrence described in Section 13.0(a), Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this Section 13.0(b) shall survive the expiration or earlier termination of this Lease.

         (c) Subject to Sections 6.4 and 13.1 hereof, Landlord will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, damages, penalties, causes of action, costs and expenses (including, without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant and any affiliate thereof by reason of:

              (i) Personal injury, death or property damage caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees:

              (ii) Incidents occurring in or about the Leased Premises caused by the negligence or wilful misconduct of Landlor, its agents, employees or invitees. When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Landlord and a third party unrelated to Landlord, except Landlord's Agents employees or invitees, Landlord's duty to protect, indemnify and save Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or wilful misconduct.

         (d) In case any action, suit or proceeding is brought against Tenant by reason of any occurrence described in Section 13.0(c), Landlord will, at Landlord's expense, by counsel approved by Tenant, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Landlord under this Section 13.0(d) shall survive the expiration or earlier termination of this Lease.

    13.1 WAIVER OF CERTAIN CLAIMS. All property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Leased Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof. Tenant waives all claims it may have against Landlord for damage or injury to property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Leased Premises or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Leased Premises, or resulting directly or indirectly from any act or neglect of any person, including Landlord to the extent permitted by law. This Section 13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or any other person, including Landlord, to the extent permitted by law and whether such damage be caused by or result from any thing or circumstance above-mentioned or referred to or to any other thing or circumstance whether of a like nature or of a wholly different nature.

                          XIV.  RIGHTS RESERVED TO LANDLORD

    14.0 RIGHTS RESERVED TO LANDLORD. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and Agent reserves the following rights to be exercised at Landlord's election:

         (a) To inspect the Leased Premises and, without being liable in damages for a breach of the covenant of quiet enjoyment, to make repairs, additions or alterations to the Leased Premises;

         (b) To show the Leased Premises to prospective purchasers or mortgagees, and at any time within nine (9) months prior to the expiration of the Lease Term (the same having not been extended) to persons wishing to rent the Leased Premises;

         (c) During the last nine (9) months of the Lease Term (the same having not been extended), to place and maintain the usual "For Rent" sign in or on the Leased Premises or the Real Estate;

         (d) If Tenant shall theretofore have abandoned the Leased Premises (but not earlier than during the last ninety (90) days of the Lease Term), to decorate, remodel, repair, alter, or otherwise prepare the Leased Premises for new occupancy; and

         (e) To place and maintain "For Sale" signs on the Real Estate and on the exterior of the building of which the Leased Premises are a part.

    Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours unless an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises.

                                 XV.  QUIET ENJOYMENT

    15.0 QUITE ENJOYMENT. So long as no event of default shall have occurred which has not been waived in writing by Landlord, this Lease and Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                          XVI.  SUBORDINATION OR SUPERIORITY

    16.0 SUBORDINATION OR SUPERIORITY. If the mortgagee or trustee named in any first mortgage or first trust deed hereafter made shall agree that, if it becomes the owner of the Leased Premises by foreclosure or deed in lieu of foreclosure, it will recognize the rights and interest of Tenant under the Lease and not disturb Tenant's and occupancy of the Leased Premises if and so long as no event of default shall have occurred which has not been waived in writing by Landlord (which agreement may, at such mortgagee's option, require attornment by Tenant), then all or a portion of the rights and interests of Tenant under this Lease shall be subject and subordinate to such first mortgage or first trust deed and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Any such mortgagee or trustee may elect that, instead of making this Lease subject and subordinate to its first mortgage or first trust deed, the rights and interest of Tenant under this Lease shall have priority over the lien of its mortgage or trust deed. Tenant agrees that it will, within twenty (20) days after demand in writing, execute and deliver whatever instruments may be required, either to make the Lease subject and subordinate to such a mortgage or trust deed, or to give the Lease priority over the lien of the mortgage or trust deed, whichever alternative may be elected by the mortgagee or trustee, provided that any such instrument shall not modify any provision of this Lease.




                                   XVII.  SURRENDER

    17.0 SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenants' right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, broom swept, in good condition and repair, except: (i) ordinary wear and tear (conditions existing because of Tenant's failure to perform maintenance repairs or replacements as required herein or to have in force a maintenance contract required by Section 9.0(b) hereof shall not be deemed ordinary wear and tear);
(ii) condemnation; (iii) damage arising from any cause not required to be repaired or replaced by Tenant; and (iv) Alterations which do not constitute Approval Alterations and Approval Alterations which Tenant is not required to remove as set forth in Section 9.1(a). Tenant shall deliver to Agent all keys to all doors therein. As used herein, the term "improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.1 hereof) whether or not permitted under Section
9.1. All Alterations, temporary or permanent, made in or upon the Leased Premises by Tenant shall become Landlord's property and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant, provided, however, that Landlord shall have the right to require Tenant to remove any Approval Alterations and restore the Leased Premises to their condition prior to the making of such Alterations, repairing any damage occasioned by such removal and restoration to the extent that the approval by Landlord of any Approval Alteration was conditioned upon the removal of the same. Said right shall be exercised by Landlord's giving written notice thereof to Tenant on or before ten (10) days after such termination. If Landlord requires removal of any Alterations as set forth in Section 9.1(a) and Tenant does not make such removal in accordance with this Section at the time of such termination, or within ten (10) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

    17.1 REMOVAL OF TENANT'S PROPERTY. Upon the termination of this Lease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises as near as reasonably possible to the same condition, subject to normal wear and tear, as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant. Anything contained in Section 17.1 to the contrary notwithstanding, with respect to the following Trade Fixtures. Tenant shall not be required to remove utility lines used to furnish utilities to said Trade Fixtures and to remove equipment associated with said utility lines. Tenant will cause any utility services supplied to the Leased Premises to operate said Trade Fixtures to be terminated and will cause said utility lines to be capped and rendered inoperative in accordance with applicable building code:

    (a)  three autoclaves;

    (b)  water systems;

    (c)  clean air compressors; and

    (d)  wire mesh caging.

    17.2 HOLDING OVER. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section
19.0 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and for damages. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.

                           XVIII.  ENVIRONMENTAL CONDITIONS

    18.0 "ENVIRONMENTAL CONDITION" DEFINED. As used in this Lease, the phrase "Environmental Condition" shall mean: (a) any adverse condition relating to surface water, ground water, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Leased Premises are located, or any political subdivision thereof, relating to such matters (collectively "Environmental Laws").

    18.1 COMPLIANCE BY TENANT. Tenant shall, at all times during the Lease term, comply with all Environmental Laws applicable to its use and occupancy of the Leased Premises and shall not, in the use and occupancy of the Leased Premises, cause or contribute to, or permit any party claiming by, through or under Tenant, to cause or contribute to any Environmental Condition. Without limiting the generality of the foregoing, Tenant shall not, without the prior written consent of a Landlord, receive, keep, maintain or use on or about the Leased Premises any substance as to which filing with a local emergency planning committee, the State Emergency Response Commission or the fire department having jurisdiction over the Leased Premises is required pursuant to Section 311 and/or
Section 312 of the CERCLA, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA") (which latter Act includes the Emergency Planning and Community Right-To-Know Act of 1986); in the event Tenants make a filing pursuant to SARA, Tenant shall simultaneously deliver copies thereof to Agent.

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

    18.2 ENVIRONMENTAL INDEMNITY. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition which is caused by the use or occupancy of the Leased Premises by Tenant or any party claiming by, through or under Tenant. In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any occurrence described in this
Section 18.2, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this Section 18.2 shall survive the expiration or earlier termination of this Lease. Landlord covenants and agrees that it will not seek to impose upon Tenant or any party claiming by, through or under Tenant at any time, liability or responsibility for any Environmental Condition pre-existing from Tenant's occupancy or resulting from prior occupancies of the Leased Premises.

    18.3 TESTING AND REMEDIAL WORK. Landlord may conduct tests in or about the Leased Premises for the purpose of determining the presence of any Environmental Condition. If such tests indicate the presence of an Environmental Condition caused by the use or occupancy of the Leased Premises by Tenant or any party claiming by, through or under Tenant, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of conducting such tests. Without limiting Tenant's liability under Section 18.2 hereof, in the event of any such Environmental Condition, Tenant shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law and with Section 9.1(b) hereof, or shall, at Landlord's election, reimburse Landlord for the cost to Landlord of remedying the same. The reimbursement shall be paid by Tenant to Landlord from time to time after Landlord bills Tenant therefor as Landlord shall perform such work and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after Landlord bills Tenant therefor, or Landlord shall promptly refund to Tenant any excess payment, as the case may be.

    18.4 REICHHOLD INDEMNITY. Reference is made to that certain lease dated December 30, 1985, as amended by that certain Lease Amendment bearing the effective date of February 28, 1994 (the "Amendment"). Section 3 of the Amendment contains covenants and indemnities of Reichhold Chemicals, Inc. Attached to this lease as Exhibit B is an indemnification agreement of Reichhold Chemicals, Inc. ("Reichhold Indemnity") extending Tenant certain indemnifications with respect to environmental matters. Tenant understands and agrees that should the Reichhold Indemnity be unenforceable for any reason or should Reichhold Chemicals, Inc., fail to perform its obligations and indemnifications thereunder for any reason, either such event shall not impair the validity or enforceability of this Lease or will give the Tenant any right of setoff, discount or abatement of the rent and other charges to be paid by Tenant hereunder or excuse Tenant from its performance of the terms, covenants and provisions under this Lease which it has agreed to perform.

                                    XIX.  REMEDIES

    19.0 DEFAULTS. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

         (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

         (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

         (c) The Lease Premises are levied upon by any revenue officer or similar officer; or

         (d) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

         (e)   Tenant shall abandon the Leased Premises during the Term hereof;
or

         (f) Tenant shall default in any payment of rent or in any other payment required to be made by Tenant hereunder when due as herein provided, or shall default under Sections 6.0 or 6.1 hereof, and any such default shall continue for five (5) days after notice thereof in writing to Tenant; or

         (g) Tenant shall fail to contest the validity of any lien or claimed lien caused by Tenant and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

         (h) Tenant shall default in keeping, observing or performing any of the other covenants agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

    19.1 REMEDIES. Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with or without process of law and to repossess the Leased Premises as the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the excess (discounted to present value at six percent (6%) of (i) the rent and other sums provided herein to be paid by Tenant for the residue of the stated Term hereof over (ii) the fair rental value of the Leased Premises for the residue of the Term (taking into account the reasonable time and expense necessary to obtain a replacement tenant or tenants, including reasonable expenses hereinafter described relating to the recovery of the Leased Premises, preparation for reletting and for reletting itself), (b) the cost of performing any other covenants to be performed by the Tenant and (c) the unamortized portion of each Principal Sum, which unamortized portion shall be due and payable in its entirety upon termination of this Lease. If the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease, the Landlord may, at the Landlord's option, enter into the Leased Premises, remove the Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full Term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease Term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commission), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums failing due under the terms of this Section from time to time. If the Landlord elects to terminate the Tenant's right to possession only without terminating this Lease, the Landlord may elect to cause the unamortized portion of each Principal Sum to be immediately due and payable and upon such election each shall be and become so due and payable. Landlord shall use reasonable efforts to mitigate its damages arising out of Tenant's default. If Tenant shall default under Section 19.0(i) and if such default cannot with due diligence be cured within said period of thirty (30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the causes of such default, then Landlord shall not have the right to declare said Term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said Term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not timely cured.

    19.2 REMEDIES CUMULATIVE. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

    19.3 NO WAIVER. No delay or omission of either party hereto to exercise any right or power arising from any default of the other party, shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease by either party hereto shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of the agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

                                XX.  SECURITY DEPOSIT

    20.0 INTENTIONALLY OMITTED.

                                 XXI.  MISCELLANEOUS

    21.0 INTENTIONALLY OMITTED.

    21.1 ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time, upon not less than ten (10) days' prior written request from Landlord, execute, acknowledge and deliver to

Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Landlord or Landlord's mortgagee, agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord and agreeing to afford Landlord's mortgagee a reasonable opportunity to cure any default of Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

    21.2 LANDLORD'S RIGHT TO CURE. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment, together with interest (except in the case of said attorneys' fees) at a rate per annum equal to two percent (2%) in excess of the announced base rate or equivalent rate of interest of American National Bank and Trust Company of Chicago (as publicly announced by said Bank) in effect on the date of such advance, from the date of the advance to the date of repayment by Tenant to Landlord.

    21.3 AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument duly signed and delivered by the other party.

    21.4 NOTICES. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing.
Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed or sent by courier service, with receipt to Tenant at Tenant's Address or at such other address as Tenant may theretofore have designated by written notice to Landlord; and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed or sent by courier service, with receipt to Landlord at Landlord's Address or at such other address or to such other agent as Landlord or Agent may theretofore have designated by written notice to Tenant, with a copy to any first mortgagee of the Leased Premises, the identity and address of which Tenant shall have received written notice. The effective date of any mailed notice shall be one (1) day after delivery of the same to the United States Postal Service or if sent by courier or overnight mail delivery then the date of receipt.

    21.5 SHORT FORM LEASE. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the Term of the Lease.

    21.6 TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

    21.7 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

    21.8 CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

    21.9 SEVERABILITY. If any Term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

    21.10 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

    21.11 COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

    21.12 BROKERAGE. Tenant and Landlord warrant that neither has had any dealings with any broker or agent in connection with this Lease other than Landlord's Brokers, whose commissions shall be paid by Reichhold Chemicals, Inc. and other than Trammel Crow, who acted on behalf of Tenant and whose commissions shall be paid by Landlord's Brokers. Each party covenants to pay, hold harmless, indemnify and defend the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with whom the indemnifying party has dealt with in contravention of the warranty referred to above.

    21.13     LANDLORD MEANS OWNERS.  The term "Landlord" as used in this
Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Real Estate, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants, or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

    21.14 LANDLORD PAYMENT. Landlord shall, upon the Commencement Date, pay Two Hundred Eighty-Two Thousand Seven Hundred Fifty-Five and No/100 Dollars ($282,755.00) to Tenant to offset Tenant's cost of installing Alterations to the Leased Premises.

    21.15 SIGNS. Tenant shall install no exterior sign without Landlord's prior written approval of detailed plans and specifications therefor, which approval shall not be unreasonably withheld or delayed. If Landlord has a standard form of identity sign for tenants in the industrial park of which the Leased Premises are a part, and if Tenant desires to have an identity sign on the Leased Premises, Tenant shall advise Landlord of the name it desires to have on its sign, and Landlord shall install its standard sign showing such name. Tenant shall reimburse Landlord for Landlord's costs of producing and erecting said sign within ten (10) days after being billed therefor by Landlord.

    21.16 FORCE MAJEURE. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents, employees and invitees, or any other cause beyond the reasonable control of the Landlord. Tenant shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Tenant's part to be performed, if Tenant's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Landlord or Landlord's agents, employees and invitees, or any other cause beyond the reasonable control of the Tenant.

    21.17 LANDLORD'S EXPENSES. Tenant agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in curing any default by Tenant as provided in Section 21.2, in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder. In the event of litigation between the parties in which it is alleged that one or the other has defaulted under the provisions of this Lease, the losing party shall pay the reasonable attorneys' fees and court costs of the prevailing party.

    21.18 EXECUTION OF LEASE BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon the execution and delivery hereof by Tenant and by Landlord. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein.

    21.19 TENANT'S AUTHORIZATION. If Tenant is a corporation, partnership, association or any other entity, Tenant shall furnish to Landlord, within ten
(10) days after written request therefor from Landlord, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and performance by Tenant of its obligations hereunder, and evidencing that the person who physically executed the Lease on behalf of Tenant was duly authorized to do so.

    21.20 EXCULPATORY CLAUSE. This Lease is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated December 30, 1985 and known as Trust Number 66360 at said Bank. It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, nor to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked title to the property herein described and has no control over the management thereof or the income therefrom and has no knowledge respecting rentals, leases or other factual matter with respect to said premises, except as represented to it by the beneficiary or beneficiaries of said Trust.

    21.21 OPTION TO TERMINATE. Tenant shall have the option to terminate this Lease as of November 30, 2001 ("Option Termination Date") provided that Tenant gives Landlord written notice (the "Termination Notice") of such termination at least nine (9) months prior to the Option Termination Date. Should Tenant elect to terminate this Lease, Tenant shall pay to Landlord, which payment shall accompany the Termination Notice, the sum of Six Hundred Thousand and No/100 Dollars ($600,000.00) plus the amount, if any, that Tenant is obligated to pay to Landlord as set forth in Section 9.2(b), which payment shall not reduce the rent or other costs and charges to be paid by Tenant hereunder and all rent which has accrued to the Option Termination Date, shall continue to be the obligation of the Tenant. The Termination Notice shall be ineffective unless:

         (a) it includes such payment of Six Hundred Thousand and No/100 Dollars ($600,000.00); and

         (b) Tenant shall pay to Landlord, within thirty (30) days of written notice from Landlord to Tenant, which notice shall advise Tenant of the unamortized portion of each Principal Sum as set forth in Section 9.2(b) hereof, the amount, if any, that Tenant is obligated to pay to Landlord as set forth in
Section 9.2(b) and which written notice shall be delivered to Tenant not later than thirty (30) days prior to the Option Termination Date.

    21.22 OPTION TO EXTEND. Provided that no Event of Default shall have occurred which remains uncured and provided that Tenant or any permitted assignee or sublease shall be in possession of the Leased Premises, Tenant shall have the right, exercisable by given written notice ("First Renewal Notice") thereof to Landlord at least nine (9) months but not before twelve (12) months prior to the expiration of the original Term of this Lease, to extend the Term of this Lease for an additional term of sixty (60) calendar months ("First Renewal Period") upon all of the terms, covenants and conditions contained in this Lease, except that the annual rent shall be Market Rent. The First Renewal Notice shall be deemed inoperative and of no force and effect unless Landlord shall receive within thirty (30) days of the First Renewal Notice a written statement from Amoco Corporation, if it is the then guarantor of Tenant's obligations hereunder, consenting to the First Renewal Notice.

    Landlord shall give Tenant notice ("Landlord's Renewal Notice") of Landlord's determination of Market Rent, which shall not be less than Six Hundred Seventy-Eight Thousand Six Hundred Twelve and No/100 Dollars ($678,612.00) per year, for the First Renewal Period not later than ten (10) days after Landlord's receipt of the First Renewal Notice. In the event that Tenant disagrees with Landlord's determination of Market Rent, Tenant agrees to notify Landlord within ten (10) days after receipt of Landlord's Renewal Notice and thereafter Landlord and

Tenant shall attempt for a period of thirty (30) days following the giving of Landlord's Renewal Notice to agree upon the Market Rent paid during the First Renewal Period. In the event that Landlord and Tenant fail to agree in writing upon the determination of Market Rent for the First Renewal Period by the date which is thirty (30) days after the date of Landlord's Renewal Notice, Tenant's exercise of such option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto.

    Provided that no event of default shall have occurred which remains uncured, and provided that Tenant or any permitted assignee or sublessee shall be in possession of the Leased Premises, and provided the Term of this Lease has been extended for the First Renewal Period, Tenant shall have the right, exercisable by giving notice ("Second Renewal Notice") thereof to Landlord at least nine (9) months but not before twelve (12) months prior to the expiration of the First Renewal Period, to extend the term of this Lease for an additional term of sixty (60) calendar months ("Second Renewal Period") upon all of the terms, covenants and conditions contained in this Lease except that the annual rental shall be Market Rent. The Second Renewal Notice shall be deemed inoperative and of no force and effect unless Landlord shall receive within thirty (30) days of the Second Renewal Notice a written statement from Amoco Corporation, if it is the then guarantor of Tenant's obligations hereunder, consenting to the Second Renewal Notice.

    Landlord shall give Tenant notice ("Landlord's Renewal Notice") of Landlord's determination of Market Rent, which shall not be less than the annual rent payable during the First Renewal Period, for the Second Renewal Period not later than ten (10) days after Landlord's receipt of the Second Renewal Notice. In the event that Tenant disagrees with Landlord's determination of Market Rent, Tenant agrees to notify Landlord within ten (10) days after receipt of Landlord's Renewal Notice and thereafter Landlord and Tenant attempt for a period of thirty (30) days following the giving of Landlord's Renewal Notice to agree upon the Market Rent to be paid during the Second Renewal Period. In the event that Landlord and Tenant shall fail to agree in writing upon the determination of Market Rent for the Second Renewal Period by the date which is thirty (30) days after the date of Landlord's Renewal Notice, Tenant's exercise of such option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto.

    21.23 SELF HELP. In the event that Landlord shall, subject to any limitations set forth in this Lease, fail to perform its obligations set forth in Sections 9.2(a) and 9.2(b) hereof and if such failure shall continue for thirty (30) days after Tenant's written notice thereof to Landlord and to any first mortgagee of Landlord's interest in the Leased Premises whose name and address has theretofore been given to Tenant (such thirty (30) day period to be extended for each day of delay due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents, employees and invitees, or any other causes beyond the reasonable control of and affecting both Landlord and Tenant) Tenant may, but shall not be required to, perform or pay for the performance of such work; provided, however, that if Landlord shall within said thirty (30) day period (as said thirty (30) day period may be extended as aforesaid) commence to cure such failure or failures and shall be diligently pursuing the same, then Tenant shall have no right to proceed hereunder. All reasonable sums paid by Tenant for the performance of such work under the terms of this self-help provision shall constitute a credit Annual Rent to be paid under Section 1.3(b) hereof and may be deducted from current Annual Rent next payable hereunder. Should Tenant perform any work to be performed by Landlord as part of Landlord's Replacement Obligations, Tenant shall pay to Landlord its share of said costs, except for interest thereon, as set forth in this Lease but Annual Rent shall be abated to cover Tenant's cost of such replacement. In that regard, Tenant shall supply Landlord with the Certification, together with evidence of the costs of such work, together with such information reasonably requested by Landlord so that Landlord may determine the depreciable life of any such items so replaced by Tenant, and Tenant may not offset any amounts with respect thereto against Annual Rent as set forth in Section 1.3(b) hereof until Tenant has given such information to Landlord so that Landlord may supply Tenant with the Replacement Notice with respect thereto.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.



LANDLORD:                              AMERICAN NATIONAL BANK AND TRUST COMPANY
                                       OF CHICAGO, not personally but as
                                       Trustee as aforesaid


                                       By:  /s/ Peter Johansen
                                         -----------------------------------
                                        Its:    Second V.P.
                                            -----------------------------


ATTEST:

By: /s/ Gregory S. Kasprzyk
   -------------------------
   Its (Assistant) Secretary

TENANT:                                VYSIS, INC., an Illinois corporation


                                       By:   /s/ R.C. Carr
                                          -----------------------------------
                                        Its:       Vice President
                                            -----------------------------


ATTEST:

By: /s/ Audrey D. Johnson
   -------------------------------
   Its (Assistant) Secretary

STATE OF ILLINOIS        )
                         ) SS
COUNTY OF _______________)


    I, Sol Flores, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Peter Johansen, Second Vice President, President of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but as Trustee under Trust Agreement dated December 30, 1985 and known as Trust No. 66360, and Gregory S. Kasprzyk, Assistant Trust Officer/Assistant Cashier/Assistant Secretary of said Bank, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Second Vice President; and Assistant Trust Officer/Assistant Cashier/Assistant Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said Bank as Trustee as aforesaid, for the uses and purposes therein set forth; and the said Assistant Trust Officer/Assistant Cashier/Assistant Secretary then and there acknowledged that Peter Johansen, as Custodian of the seal of said Bank, did affix the seal to said instrument as Trustee own free and voluntary act and as the free and voluntary act of said Bank as Trustee as aforesaid, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this 1 day of December, A.D. 1994.


                                                  /s/ Sol Flores
                                       -----------------------------------
                                                    Notary Public

                             A C K N O W L E D G M E N T

                             (If Tenant is a Corporation)



STATE OF ILLINOIS        )
                         ) SS
COUNTY OF COOK           )


    I, Theresa M. Salazar, a Notary Public in and for said County, in the State aforesaid, do hereby certify that R. C. Carr, personally known to me to be the Vice President of VYSIS, INC., an Illinois corporation, duly licensed to transact business in the State of Illinois, and Audrey D. Johnson, personally known to me to be the (Assistant) Secretary of said corporation and personally known to me to be the persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as ___________________ President and (Assistant) Secretary of said corporation, and caused the Corporate Seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this 23rd day of November, A.D.
1994.
                                       /s/ Theresa M. Salazar
                               -----------------------------------------
                                             Notary Public

                                      SCHEDULE 1


    The following work will be required in accordance with the maintenance contract required in Article IX of the above Lease:

    1.   Check performance of all major components.

    2.   Lubricate moving parts as required.

    3.   Check refrigerant charges (during cooling season).

    4.   Inspect for oil and refrigerant leaks.

    5.   Check operating and safety controls.

    6.   Check pressures and temperatures.

    7.   Inspect condensers.

    8.   Inspect fans, motors and starters.

    9.   Tighten electrical connections at equipment.

    10.  Test amperages and voltages.

    11.  Check belts and drives.

    12.  Change oil and filters, or dryers, as required.

    13.  Check temperature on control system.

    14.  Thoroughly inspect heat exchanger.

                                      EXHIBIT A

Lot 5 in Woodcreek Business Park Resubdivision, being a resubdivision of Lots 1 through 14 and vacated Edge Brook Place, all in Woodcreek Business Park, being a subdivision of parts of Sections 25 and 36, Township 39 North, Range 10 East of the Third Principal Meridian, according to the plat of said resubdivision recorded September 22, 1983 as Document No. R83-68220, in DuPage County, Illinois

                                      EXHIBIT B

                              INDEMNIFICATION AGREEMENT


    This Indemnification Agreement (the "Agreement") is entered into as of the ___ day of November, 1994, by and between Reichhold Chemicals, Inc., a Delaware corporation, and Vysis, Inc., an Illinois corporation.

                                 W I T N E S S E T H:

    WHEREAS, contemporaneously herewith, Vysis, Inc., shall enter into an Industrial Building Lease, leasing certain premises commonly known as 3100 Woodcreek Drive, Downers Grove, Illinois (the "Premises"), from American National Bank and Trust Company of Chicago, not personally but as Trustee under Trust Agreement dated December 30, 1985 and known as Trust No. 66360 (the "Landlord"); and

    WHEREAS, contemporaneously herewith, Reichhold Chemicals, Inc. and Landlord have entered into a Memorandum of Termination of Lease with respect to the Premises, whereby Landlord has agreed to terminate the tenancy of Reichhold Chemicals, Inc. at the Premises upon the execution and delivery of the aforementioned Industrial Building Lease; and

    WHEREAS, as a condition to the Industrial Building Lease and as further inducement to Vysis, Inc., to enter into the Industrial Building Lease, Reichhold Chemicals, Inc. (hereinafter referred to as the "Indemnitor") has agreed to indemnify Vysis, Inc., its successors, assigns, subsidiaries, parent companies, and affiliates, and the officers, directors, employees and shareholders of the foregoing (collectively, hereinafter referred to as the "Indemnitees") with respect to environmental mattes arising in connection with the Premises;

    NOW, THEREFORE, in consideration of the premises and covenants herein contained and other good and valuable consideration, the parties hereto covenant and agree as follows:

    1. Indemnitor agrees and covenants to protect, indemnify and save harmless Indemnitees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws (as defined herein) or resulting from any Environmental Condition (as defined herein) which is or was caused or contributed to by the use or occupancy of the Premises by Indemnitor or any party claiming by, through or under Indemnitor. In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any occurrence described in this paragraph 1, Indemnitor will, at Indemnitor's expense, by counsel approved by the Indemnitees, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Indemnitor to Indemnitees under this Agreement shall survive the expiration or earlier termination of the Industrial Building Lease.

    2. Without limiting the generality of the preceding paragraph 1, in the event of any Environmental Condition that has been caused or was contributed to by the use or occupancy of the Premises by Indemnitor or any party claiming by, through or under Indemnitor, Indemnitor shall promptly, at its sole cost and expenses, take any and all steps necessary to remedy the same, comply with all provisions of applicable law or shall, at the election of Indemnitees, reimburse Indemnitees for the cost to Indemnitees of remedying the same. The reimbursement shall be paid by Indemnitor to Indemnitees in advance of Indemnitees' performing such work based upon Indemnitees' reasonable estimate of the cost thereof and upon completion of such work by Indemnitees, Indemnitor shall pay to Indemnitees any shortfall promptly after Indemnitees bill Indemnitor therefor or Indemnitees shall promptly refund to Indemnitor any excess deposit, as the case may be.

    3. As used in this Lease, the phrase "Environmental Condition" shall mean: (a) any adverse condition relating to surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Premises are located, or any political subdivision thereof, relating to such matters (collectively, "Environmental Laws").

    4. The provisions of this Indemnification Agreement shall extend to and shall bind and inure to the benefit not only of Indemnitor and each of the Indemnitees, but also to their respective heirs, legal representatives, successors and assigns.

    5. This Indemnification Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date and year first above written.

                                       Reichhold Chemicals, Inc.

                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------

                                       Vysis, Inc.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------